Exhibit 4.4

Specimen Warrant Certificate

NUMBER _________	THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, , 2013	WARRANTS

DR. TATTOFF, INC.

CUSIP

CLASS A WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring                     , 2013 (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share (“Warrant Shares”), of Dr. Tattoff, Inc., a Florida corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the date of separation of the Warrant from the Unit as described in Section 2.4 of the Warrant Agreement, dated _________, 2008 (“Warrant Agreement”), by and between the Company and Interwest Transfer Company, Inc. (“Warrant Agent”) such number of Warrant Shares of the Company at the price of $                     per share (subject to adjustment), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent (such payment to be made in cash or by good certified check or good bank draft made payable to the Company), but only subject to the conditions set forth herein and in the Warrant Agreement. Alternatively, and only in the event there is no effective registration statement covering the resale of the Warrant Shares, the holder may exercise this Warrant, in whole or in part in a “cashless” or “net-issue” exercise by delivering to the Warrant Agent and the Company’s Chief Financial Officer at the principal offices of the Company, a notice of exercise specifying the number of Warrant Shares to be delivered to such Warrant holder (“Deliverable Shares”) and the number of Warrant Shares with respect to which this Warrant is being exercised (“Exercised Shares”). The number of Deliverable Shares shall be calculated as follows:

# of Deliverable Shares = #	of Exercised Shares x Fair Market Value of Common Stock less Exercise Price
Fair Market Value of Common Stock

“Fair Market Value” at any date shall be deemed to be the average of the daily Closing Prices for the twenty (20) consecutive Trading Days immediately preceding such date for a share of Common Stock. The “Closing Price” for each day shall be the last reported sales price on that day or, in case no such reported sale takes place on such day, the reported closing bid price, in either case as reported in the principal consolidated transaction reporting system for the principal United States national securities exchange or if not so listed or admitted to trading, the last quoted bid price or, if not quoted, the average of the high bid and the low asked prices in an over-the-counter market as reported by the Over-the-Counter Bulletin Board, Pink Sheets, LLC or such other system then in use. If the Common Stock is not so listed or traded, the “Closing Price” shall mean the fair market value per share as mutually determined in good faith by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of the Common Stock within ten (10) business days of the Company’s receipt of the notice of exercise, the determination of the fair market value shall be made by an independent public accounting firm with the costs and fees of such accounting firm to be shared equally by the Company and the holder. A “Trading Day” shall be any day on which the principal national securities exchange, over-the-counter market or other inter-dealer electronic quotation system on which the Common Stock is admitted to trading or listed is open or, if the Common Stock is not so admitted to trading or so listed, any day except Saturday, Sunday, a legal holiday or any day on which banking institutions in the City of New York are obligated or authorized to close.

The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Warrant Shares may be purchased at the time the Warrant is exercised.

No fraction of a Warrant Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up on the basis of the aggregate number of shares purchasable to the nearest whole number Warrant Shares to be issued to the Warrant holder.

Upon any exercise of the Warrant for less than the total number of full Warrant Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Warrant Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a shareholder of the Company.

The Company reserves the right to redeem the Warrant, in whole or in part, at any time prior to its exercise, and with the consent of Dawson James Securities, Inc. with a notice of redemption in writing to the holders of record of the Warrant, giving 30 days’ notice of such redemption at any time after one year from the date the Warrant becomes exercisable if the last sale price of the Company’s shares of Common Stock have been at least $                     per share (subject to adjustment) on any 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such redemption is given. The redemption price of the Warrants is to be $0.001 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $                     redemption price.

By:		By:
	Chief Executive Officer		Chief Financial Officer

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SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise                                 Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants and (i) encloses a cash payment of $______; or (ii) surrenders Warrant Shares pursuant to the cashless exercise procedure provided for in the Warrant Certificate.

In the event the undersigned elects to subscribe for Warrant Shares by cashless exercise of the Warrant, indicate below the number of Warrants Shares to be surrendered and provide the calculation for the number of shares to be surrendered:

Number of Shares to be Surrendered: ________________________

Cashless Exercise Calculation: _____________________________

The undersigned requests that Certificates for such Warrant Shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to
                                                             (PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

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ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                                                                                                   hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
                                                             (PLEASE PRINT OR TYPE NAME AND ADDRESS)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

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